================================================================================

                            P R O X Y R E M I N D E R

                                     (LOGO)
================================================================================

YOUR VOTE ON OUR CONVERSION PLAN HAS NOT BEEN RECEIVED.

YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING "AGAINST" THE PLAN OF CONVERSION.

VOTING "FOR" THE PLAN OF CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. ACCOUNTS WILL CONTINUE TO BE INSURED UP TO APPLICABLE LIMITS BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING "FOR" THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY COMMON STOCK OF VERMILION BANCORP, INC.

PLEASE ACT PROMPTLY! THE SPECIAL MEETING OF MEMBERS IS SCHEDULED FOR __________, 1997. PLEASE SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE PROXY CARD TO AMERICAN SAVINGS BANK OF DANVILLE.

WE RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF CONVERSION. IF YOU HAVE ANY QUESTIONS PLEASE CALL THE STOCK INFORMATION CENTER (217) .

THANK YOU!

                  THE BOARD OF DIRECTORS AND MANAGEMENT OF
                  AMERICAN SAVINGS BANK OF DANVILLE
================================================================================